EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

April 22, 2004

Board of Directors
Gateway Distributors, Ltd.
Las Vegas, NV

We  hereby  consent  to  the  incorporation  by  reference  in  this  Form  S-8
Registration Statement of our report dated March 19, 2004, relating to the consolidated financial statements of Gateway Distributors, Ltd. for the years ended December 31, 2003 appearing in Gateways Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateways ability to continue as a going concern.


/s/  Madsen & Associates CPAs, Inc.

Madsen & Associates CPAs, Inc.
684 East Vine St #3
Murray, Utah 84107




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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

April  22,  2004

Board  of  Directors
Gateway  Distributors,  Ltd.
Las  Vegas,  NV

We  hereby  consent  to  the  incorporation  by  reference  in  this  Form  S-8
Registration Statement of our report dated March 19, 2004, relating to the consolidated financial statements of Gateway Distributors, Ltd. for the years ended December 31, 2002 appearing in Gateways Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateways ability to continue as a going concern.


/s/  Sellers  and  Andersen,  LLC

Sellers  and  Andersen,  LLC
684  East  Vine  St  #3
Murray,  Utah  84107


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